UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2018

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

California	1-36282	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4550 Towne Centre Court, San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 207-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 14, 2018, La Jolla Pharmaceutical Company (“we,” “La Jolla” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as the underwriter (the “Underwriter”), pursuant to which we agreed to issue and sell an aggregate of 3,400,000 shares of our common stock (the “Shares”) to the Underwriter (the “Offering”). The Shares were sold at a public offering price of $29.50 per Share, and were purchased by the Underwriters from us at a price of $28.11 per Share. Under the terms of the Underwriting Agreement, we granted the Underwriter an option for 30 days from the date of the Underwriting Agreement to purchase up to an additional 510,000 shares of our common stock (the “Optional Shares”). On March 15, 2018 the Underwriter exercised its option in full, resulting in the sale of a total of 3,910,000 Shares. The Company will receive total gross proceeds of approximately $109,910,100 (after deducting the underwriter’s discounts and commissions, but before deducting any offering expenses).

The Offering was made pursuant to La Jolla’s shelf registration statement (File No. 333-221198), including a base prospectus, which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on November 21, 2017. The specific terms of the Offering are described in a prospectus supplement to be filed with the SEC in connection with the Offering.

The Offering is expected to close on March 19, 2018, subject to the satisfaction of customary closing conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act or to contribute to payments that the Underwriter may be required to make because of such liabilities.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 14, 2018, between La Jolla Pharmaceutical Company and Cowen and Company, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: March 16, 2018	By:	/s/ George F. Tidmarsh
	Name:	George F. Tidmarsh, M.D., Ph.D.
	Title:	President and Chief Executive Officer

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